UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 7, 2014

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

We have agreed to issue an aggregate of 2,250,000 shares of our common stock, par value $0.01 per share, in exchange for $25,000,000 aggregate principal amount of our 9.875% Senior Notes due 2020 (the “Senior Notes”) held by a noteholder.

We will not receive any cash proceeds as a result of the exchange of our common stock for the Senior Notes, which notes will be retired and cancelled. We executed this transaction to reduce our debt and interest cost, increase our equity, and improve our balance sheet. We may engage in additional exchanges in respect of our outstanding indebtedness if and as favorable opportunities arise.

The issuance of the shares of our common stock was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: August 11, 2014	By:	/s/ Earl H. Doppelt
Earl H. Doppelt
Executive Vice President, General Counsel and Secretary